Board of Trustees
Invesco PowerShares
PowerShares Exchange-Traded Fund Trust
c/o Mr. Steven Hill
301 West Roosevelt Road
Wheaton, IL  60187


June 25, 2013



Dear Trustees:

We are providing this letter to you for inclusion as an exhibit to your Form N-SAR filing pursuant to Item 77L.

We have audited the financial statements, listed in
Appendix A, incorporated by reference in the
PowerShares Exchange-Traded Fund Trust
(hereinafter referred to as the "Funds") Annual Report
on Form N-CSR for the year ended April 30, 2013 and
issued our report thereon dated June 25, 2013.  Note
2G to the financial statements listed in Appendix A
describes the change in Funds' utilization of book
equalization.  The Funds previously utilized
equalization to keep the continuing shareholders'
per share equity in undistributed net investment
income from being affected by the continuous sales
and redemptions of capital shares.  The Funds have
changed their accounting policy to eliminate the
utilization of equalization for financial reporting
purposes.   It should be understood that the
preferability of one acceptable method of accounting over another for utilization of book equalization has not been addressed in any authoritative accounting literature, and in expressing our concurrence below we have relied on management's determination that this change in accounting principle is preferable.
Based on our reading of management's stated reasons and justification for this change in accounting principle in the respective Note to the Financial Statements, as listed in Appendix A, and our discussions with management as to their judgment about the relevant business planning factors relating to the change, we concur with management that such change represents, in the Funds' circumstances, the adoption of a preferable accounting principle in conformity with Accounting Standards Codification 250, Accounting
Changes and Error Corrections.

Very truly yours,




PricewaterhouseCoopers LLP


Enclosure:  Appendix A



Fund Name							Note
PowerShares Dynamic MagniQuant Portfolio Note 2G
PowerShares Dynamic Market Portfolio Note 2G
PowerShares Dynamic OTC Portfolio Note 2G
PowerShares FTSE RAFI US 1000 Portfolio Note 2G
PowerShares FTSE RAFI US 1500 Small-Mid Portfolio Note 2G
PowerShares Buyback Achievers Portfolio Note 2G
PowerShares Dividend Achievers Portfolio Note 2G
PowerShares Financial Preferred Portfolio Note 2G
PowerShares High Yield Equity Dividend Achievers Portfolio Note 2G PowerShares International Dividend Achievers Portfolio Note 2G PowerShares Dynamic Biotechnology & Genome Portfolio Note 2G PowerShares Dynamic Building & Construction Portfolio Note 2G PowerShares Dynamic Energy Exploration & Production Portfolio Note 2G PowerShares Dynamic Food & Beverage Portfolio Note 2G
PowerShares Dynamic Leisure and Entertainment Portfolio Note 2G PowerShares Dynamic Media Portfolio Note 2G
PowerShares Dynamic Networking Portfolio Note 2G
PowerShares Dynamic Oil & Gas Services Portfolio Note 2G
PowerShares Dynamic Pharmaceuticals Portfolio Note 2G
PowerShares Dynamic Retail Portfolio Note 2G
PowerShares Dynamic Semiconductors Portfolio Note 2G
PowerShares Dynamic Software Portfolio Note 2G
PowerShares Dynamic Basic Materials Sector Portfolio Note 2G PowerShares Dynamic Consumer Discretionary Sector Portfolio Note 2G PowerShares Dynamic Consumer Staples Sector Portfolio Note 2G PowerShares Dynamic Energy Sector Portfolio Note 2G
PowerShares Dynamic Financial Sector Portfolio Note 2G
PowerShares Dynamic Healthcare Sector Portfolio Note 2G
PowerShares Dynamic Industrials Sector Portfolio Note 2G
PowerShares Dynamic Technology Sector Portfolio Note 2G
PowerShares Dynamic Utilities Portfolio Note 2G
PowerShares NASDAQ Internet Portfolio Note 2G
PowerShares Aerospace & Defense Portfolio Note 2G
PowerShares Cleantech Portfolio Note 2G
PowerShares DWA Technical Leaders Portfolio Note 2G
PowerShares Global Listed Private Equity Portfolio Note 2G PowerShares Golden Dragon China Portfolio Note 2G
PowerShares Lux Nanotech Portfolio Note 2G
PowerShares S&P 500 BuyWrite Portfolio Note 2G
PowerShares S&P 500 High Quality Portfolio Note 2G
PowerShares Water Resources Portfolio Note 2G
PowerShares WilderHill Clean Energy Portfolio Note 2G
PowerShares WilderHill Progressive Energy Portfolio Note 2G PowerShares Dynamic Large Cap Growth Portfolio Note 2G
PowerShares Fundamental Pure Large Core Portfolio Note 2G
PowerShares Dynamic Large Cap Value Portfolio Note 2G
PowerShares Fundamental Pure Mid Growth Portfolio Note 2G
PowerShares Fundamental Pure Mid Core Portfolio Note 2G
PowerShares Fundamental Pure Mid Value Portfolio Note 2G
PowerShares Fundamental Pure Small Growth Portfolio Note 2G PowerShares Fundamental Pure Small Core Portfolio Note 2G
PowerShares Fundamental Pure Small Value Portfolio Note 2G PowerShares Zacks Micro Cap Portfolio Note 2G
PowerShares Fundamental Pure Large Growth Portfolio Note 2G PowerShares Fundamental Pure Large Value Portfolio Note 2G






























Appendix A


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